                                 EXHIBIT 10.12


                                CREDIT AGREEMENT



                                    between


                             SUBURBAN WATER SYSTEMS


                                      and


                             BANK OF AMERICA, N.A.



                                 July 30, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                 PAGE(S)
ARTICLE I............................................................ 1
SECTION 1.01. Defined Terms.......................................... 1
SECTION 1.02. Other Definitional Provisions.......................... 5
ARTICLE II........................................................... 6
SECTION 2.01. The Revolving Loans.................................... 6
     (a)   The Revolving Commitment.................................. 6
     (b)   Making the Revolving Loans................................ 6
     (c)   Reduction of the Revolving Commitment..................... 6
     (d)   Revolving Note............................................ 6
SECTION 2.02. Mandatory Repayment.................................... 7
SECTION 2.03. Interest Computation and Payment....................... 7
ARTICLE III.......................................................... 7
SECTION 3.01. Use of Proceeds........................................ 7
SECTION 3.02. [Deliberately Omitted]................................. 7
SECTION 3.03. Payments............................................... 7
SECTION 3.04. Payment on Non-Business Days........................... 7
SECTION 3.05. Reduced Return......................................... 7
SECTION 3.06. Indemnities............................................ 8
SECTION 3.07. Funding Sources........................................ 8
ARTICLE IV........................................................... 8
SECTION 4.01. Conditions Precedent to Initial Loan................... 8
SECTION 4.02. Conditions Precedent to Each Borrowing.................10
ARTICLE V............................................................10
SECTION 5.01. Representations and Warranties.........................10
     (a)   Organization..............................................10
     (b)   Authorization; No Conflict................................10
     (c)   Governmental Consents.....................................11
     (d)   Validity..................................................11
     (e)   Financial Condition.......................................11
     (f)   Litigation................................................11
     (g)   Employee Benefit Plans....................................11
     (h)   Disclosure................................................11
     (i)   Environmental Matters.....................................12
     (j)   Employee Matters..........................................12
     (k)   Solvency..................................................12
     (l)   Title to Properties.......................................12
     (m)   Tax Returns...............................................13
     (n)   Compliance with Other Agreements and Applicable Laws......13
ARTICLE VI...........................................................13
SECTION 6.01.  Affirmative Covenants.................................13
     (a)   Financial Information.....................................13
     (b)   Notices and Information...................................15
     (c)   Corporate Existence, Etc..................................16
     (d)   Payment of Taxes and Claims...............................16

     (e)   Maintenance of Properties; Insurance...........................16
     (f)   Inspection.....................................................17
     (g)   Compliance with Laws Etc.......................................17
     (h)   Hazardous Waste Studies........................................17
     (i)   Year 2000 Compliance...........................................17
SECTION 6.02.  Negative Covenants.........................................17
     (a)   Leverage Ratio.................................................17
     (b)   Consolidated Tangible Net Worth of Borrower....................17
     (c)   Consolidated Tangible Net Worth of Southwest...................18
     (d)   Consolidated Net Profit of Borrower............................18
     (e)   Consolidated Net Profit of Southwest...........................18
     (f)   EBITDA Coverage Ratio of Southwest.............................18
     (g)   Funded Debt of Borrower........................................18
     (h)   Liens Etc......................................................18
     (i)   Debt...........................................................18
     (j)   Consolidation, Merger or Dissolution...........................19
     (k)   Loans, Investments, Secondary Liabilities......................19
     (l)   Asset Sales....................................................19
     (m)   Hostile Tender Offers..........................................20
     (n)   Distributions..................................................20
     (o)   Transactions with Affiliates...................................20
     (p)   Books and Records..............................................20
     (q)   Restructure....................................................20
ARTICLE VII...............................................................20
SECTION 7.01.  Events of Default..........................................20
ARTICLE VIII..............................................................23
SECTION 8.01.  Amendments, Etc............................................23
SECTION 8.02.  Notices, Etc...............................................23
SECTION 8.03.  Right of Setoff: Security Interest in Deposit Accounts.....23
SECTION 8.04.  No Waiver; Remedies........................................24
SECTION 8.05.  Costs and Expenses.........................................24
SECTION 8.06.  Participations.............................................24
SECTION 8.07.  Effectiveness: Binding Effect..............................24
SECTION 8.08.  Governing Law..............................................24
SECTION 8.09.  Arbitration................................................24
SECTION 8.10.  Waiver of Notices..........................................26
SECTION 8.11.  Entire Agreement...........................................26
SECTION 8.12.  Separability of Provisions.................................27
SECTION 8.13.  Execution in Counterparts..................................27

Schedules
---------

  5.01(f) - Litigation
  5.01(i) - Environmental Matters
  6.02(h) - Liens

Exhibits
--------

A - Form of Note
B - Form of Legal Opinion
C - Form of Continuing Guaranty

                                CREDIT AGREEMENT

          This Credit Agreement dated as of July 30, 1999 is entered into between SUBURBAN WATER SYSTEMS, a California corporation (the "Borrower") and
                                                               ---------
BANK OF AMERICA, N.A. (the "Bank").
                            -----

                                    RECITALS
                                    --------

          WHEREAS, the Borrower has requested that the Bank extend certain credit facilities to the Borrower in the place of Wells Fargo Bank, National Association; and

          WHEREAS, the Bank is willing to extend such credit facilities to the Borrower on the terms and conditions set forth below.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         -------------
following terms have the following meanings:

          "Agreement":  This Credit Agreement, as amended, supplemented or
           ----------
modified from time to time.

          "Bank":  As set forth in the introductory paragraph of this Agreement.
           -----

          "Bondable Capacity":  has the meaning as set forth in Section 4.02(A)
           ------------------
of that certain Indenture of Mortgage and Deed of Trust dated October 1, 1986, executed by Suburban Water Systems to First Trust of California, National Association, as Trustee, as amended by First Supplemental Indenture of Mortgage dated February 7, 1990, Second Amendment and Supplement to Indenture of Mortgage dated January 24, 1992 and Third Amendment and Supplement to Indenture of Mortgage dated October 9, 1996.

          "Borrower":  As set forth in the introductory paragraph of this
           ---------
Agreement.

          "Borrowing":  As defined in Section 2.01.
           ----------

          "Business Day":  Has the meaning set forth in the Revolving Note.
           -------------

          "Capital Leases":  As applied to any Person, any lease of any property
           ---------------
(whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Change of Control":  Shall be deemed to have occurred at such times
           ------------------
as: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Act of 1934), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty percent (30%) of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors; or (b) Southwest shall fail to own directly one hundred percent (100%) of the issued and outstanding common stock of the Borrower, NMUI or ECO or shall lose voting control of the Borrower's, NMUI's or ECO's issued and outstanding common stock. A change of control shall not include a transfer of NMUI's operating assets through a condemnation or sale in lieu of condemnation.

          "Commitment":  The Bank's obligation to make Loans to the Borrower
           -----------
pursuant to Article II in the amount or amounts referred to therein.

          "Consolidated EBITDA of Southwest" means, for any period of Southwest
           ---------------------------------
and its Subsidiaries on a consolidated basis, Consolidated Net Profit of Southwest for such period, plus interest expense (net of capitalized interest expense) and provision for income taxes for such period, plus depreciation and amortization for such period.

          "Consolidated Liabilities of Southwest":  At any date of
           -------------------------------------
determination, the total liabilities of Southwest and its Subsidiaries on a consolidated basis determined in accordance with GAAP (including, without limitation, (1) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88 and (2) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 (and as adjusted from time to time subsequent to the date of such notice) less (1) deferred taxes, (2)
                                            ----
contributions in aid of construction ("CIAC"), (3) unamortized investment tax credits, (4) deferred revenue on CIAC, and (5) deposits for CIAC for capital improvement projects.

          "Consolidated Net Profit of Southwest" means, in respect of any period
           -------------------------------------
of Southwest and its Subsidiaries, the consolidated net profit after taxes of Southwest and its Subsidiaries as such would appear on the consolidated statement of earnings of Southwest and its Subsidiaries prepared in accordance with GAAP, consistently applied, minus nonrecurring or extraordinary income.
                                 -----

          "Consolidated Tangible Net Worth of Borrower":  At any date of
           --------------------------------------------
determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its consolidated Subsidiaries minus (i) treasury stock, (ii) intangible assets
                          -----
(including, without limitation, franchises, patents, patent applications, trademarks, brand names, goodwill, purchased contracts, water rights and deferred charges (including unamortized debt discount and expense and organization costs) and research and development expenses) and (iii) receivables, advances, loans and all other amounts due from employees, officers, shareholders and/or affiliates (excluding Southwest), on a consolidated basis determined in conformity with GAAP.

          "Consolidated Tangible Net Worth of Southwest":  At any date of
           ---------------------------------------------
determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Southwest and its consolidated Subsidiaries minus (i) treasury stock, (ii) intangible assets
                          -----
(including, without limitation, franchises, patents, patent applications, trademarks, brand names, goodwill, purchased contracts, water rights and deferred charges (including unamortized debt discount and expense and organization costs) and research and development expenses) and (iii) receivables, advances, loans and all other amounts due from employees, officers, shareholders and/or affiliates (excluding Southwest's wholly-owned Subsidiaries), on a consolidated basis determined in conformity with GAAP.

          "Debt":  As applied to any Person, (i) all indebtedness for borrowed
           -----
money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that person;
(vi) reimbursement obligations under letters of credit; and (vi) other contingent liabilities.

          "Distribution":  With respect to any Person shall mean that such
           -------------
Person has paid any dividend or returned any capital to, its stockholders or equity holders as such or authorized or made any other distribution, payment or delivery of property or cash to its stockholders or equity holders as such, or redeemed, retired, purchased, or otherwise acquired, directly or indirectly, for consideration, any shares of any class of its capital stock or equity interests (or any options, warrants or rights issued by such Person with respect to its capital stock or equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any equity interests of such Person (or any options, warrants or rights issued by such Person with respect to its capital stock or equity interests). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or the setting aside of any funds for the foregoing purposes.

          "Dollars and $":  Dollars in lawful currency of the United States of
           --------------
America.

          "EBITDA Coverage Ratio of Southwest" means, for any period of
           ----------------------------------
Southwest and its Subsidiaries on a consolidated basis, Consolidated EBITDA divided by the sum of the total interest expense plus current portion of long-
                                                 ----
term Debt plus current portion of advances for construction plus Distributions.
          ----                                              ----

          "ECO":  ECO Resources, Inc., a Texas corporation.
           ----

          "Employee Benefit Plan":  Any Pension Plan, any employee welfare
           ----------------------
benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

          "ERISA":  The Employee Retirement Income Security Act of 1974, as
           ------
amended to the date hereof and from time to time hereafter.

          "ERISA Affiliate":  As applied to any Person, any trade or business
           ----------------
(whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) and (c) of the Internal Revenue Code.

          "Funded Debt of Borrower" means, without duplication, all with respect
           ------------------------
to Borrower and its Subsidiaries on a consolidated basis, all Debt for borrowed money, including without limitation: (i) Debt evidenced by Borrower's mortgage bonds; (ii) unsecured Debt; (iii) all amounts owing under the Loan Documents; and (iv) all amounts owing to Wells Fargo (including, without limitation, unsecured Debt to Wells Fargo as permitted hereunder).

          "GAAP":  Generally accepted accounting principles set forth in the
           -----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession or any public commission having regulatory responsibility over the Borrower or any Subsidiary.

          "Internal Revenue Code":  The Internal Revenue Code of 1986, as
           ----------------------
amended to the date hereof and from time to time hereafter and any successor statute.

          "Lien":  Any lien, mortgage, deed of trust, pledge, security interest,
           -----
charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loans":  Loans made to the Borrower pursuant to Section 2.01.
           ------

          "Loan Documents":  This Agreement, the Revolving Note and each
           ---------------
agreement, document, instrument and guarantee required by the Bank in connection with this Agreement and/or the credit extended hereunder.

          "Maturity Date":  July 31, 2001.
           --------------

          "Mellon":  means Mellon Bank, N.A.
           -------

          "Multiemployer Plan":  A "multiemployer plan" as defined in Section
           -------------------
4001(a)(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

          "NAIC" means National Association of Insurance Companies.
           -----

          "NMUI":  New Mexico Utilities, Inc., a New Mexico corporation.
           -----

          "Pension Plan":  Any employee plan which is subject to Section 412 of
           -------------
the Internal Revenue Code and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

          "Person":  An individual, partnership, corporation, limited liability
           -------
company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Potential Event of Default":  A condition or event which, after
           ---------------------------
notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Regulations G, T, U and X":  Regulations G, T, U and X, respectively,
           --------------------------
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

          "Revolving Commitment":  The amount of $4,000,000 as such amount may
           ---------------------
be reduced pursuant to Section 2.01(c).

          "Revolving Loans":  As defined in Section 2.01(a).
           ----------------

          "Revolving Note":  As defined in Section 2.01(d).
           ---------------

          "S.E.C.":  The United States Securities and Exchange Commission and
           -------
any successor institution or body which performs the functions or substantially all of the functions thereof.

          "Solvent":  When used with respect to any Person that as of the date
           --------
as to which the Person's solvency is to be measured:

          (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured;

          (ii)   it has sufficient capital to conduct its business; and

          (iii)  it is able to meet its debts as they mature.

          "Southwest":  Southwest Water Company, a Delaware corporation and the
           ----------
parent company of the Borrower.

          "Southwest Loan Documents" means that Credit Agreement dated as of the
           -------------------------
date hereof between the Bank and Southwest, and each agreement, document, instrument and guarantee required by the Bank in connection with such Credit Agreement and/or the credit extended thereunder.

          "Subsidiary":  A corporation of which shares of stock having ordinary
           -----------
voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

          "Termination Event":  (i) a "Reportable Event" described in Section
           ------------------          -----------------
4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations) with respect to any Pension Plan, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as
                                                   ---------------------
defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan under Section 4042 of ERISA, or (vi) the imposition of a lien with respect to any Pension Plan pursuant to Section 412(n) of the Internal Revenue Code.

          SECTION 1.02.  Other Definitional Provisions.
                         -----------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Revolving Note or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Revolving Note, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.01, and accounting terms partly defined in subsection 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) So long as the Borrower does not have any Subsidiaries, references to a Subsidiary or Subsidiaries in this Agreement shall be deemed to be deleted.

                                  ARTICLE II.

                                   THE CREDIT

          SECTION 2.01.  The Revolving Loans.
                         -------------------

          (a) The Revolving Commitment.  The Bank agrees, on the terms and
              ------------------------
conditions hereinafter set forth, to make loans ("Revolving Loans") to the
                                                  ----------------
Borrower from time to time during the period from the date hereof to and including the Maturity Date in an aggregate amount not to exceed the Revolving Commitment, as such amount may be reduced pursuant to Section 2.01(c). Within the limits of the Revolving Commitment and prior to the Maturity Date, the Borrower may borrow, repay, and reborrow subject to the terms of this Agreement.

          (b) Making the Revolving Loans.  The Borrower may borrow under the
              --------------------------
Revolving Commitment on any Business Day, provided that the Borrower shall give the Bank notice pursuant to the terms of the Note specifying (i) the amount of the proposed Borrowing and (ii) the requested date of the Borrowing. Upon satisfaction of the applicable conditions set forth in Article IV, the proceeds of all such Loans will then be made available to the Borrower by the Bank by crediting the account of the Borrower on the books of the Bank, or as otherwise directed by the Borrower.

          (c) Reduction of the Revolving Commitment.  The Borrower shall have
              -------------------------------------
the right, upon at least two Business Days' notice to the Bank, to terminate in whole or reduce in part the unused portion of the Revolving Commitment, without premium or penalty, provided that each partial reduction shall be in the aggregate amount of $100,000 or an integral multiple thereof and that such reduction shall not reduce the Revolving Commitment to an amount less than the amount outstanding hereunder on the effective date of the reduction. Such notice shall be irrevocable and such reduction shall not be reinstated.

          (d) Revolving Note.  The Loans made by the Bank pursuant hereto shall
              --------------
be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with any appropriate insertions (the "Revolving Note"), payable to
---------                                        ---------------
the order of the Bank and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by the Bank, with interest thereon as prescribed in Section 2.03. The Bank is hereby authorized to record in its books and records and on any schedule annexed to the Revolving Note, the date and amount of each Revolving Loan made by the Bank, and the date and amount of each payment of principal thereof, and the applicable interest rate, and any such recordation shall constitute prima facie evidence of the
                                                ----- -----
accuracy of the information so recorded; provided that failure by the Bank to effect such recordation shall not affect the Borrower's obligations hereunder. Prior to the transfer of a Revolving Note, the Bank shall record such information on any schedule annexed to and forming a part of such Revolving Note.

          SECTION 2.02.  Mandatory Repayment.  The aggregate principal amount
                         -------------------
of the Revolving Loans outstanding on the Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. If at any time the aggregate outstanding Borrowings exceed the Revolving Commitment then in effect, the Borrower shall immediately repay the excess to the Bank without penalty or premium.

          SECTION 2.03.  Interest Computation and Payment.  The outstanding
                         --------------------------------
principal balance of the Revolving Loans shall bear interest at the rates of interest set forth in the Revolving Note. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Revolving Note.

                                  ARTICLE III.

                    GENERAL PROVISIONS CONCERNING THE LOANS

          SECTION 3.01.  Use of Proceeds.  The proceeds of the initial Loan
                         ---------------
hereunder shall be used to pay off obligations owing to Wells Fargo Bank, National Association under that certain Amended and Restated Credit Agreement dated December 23, 1997, as amended. The proceeds of subsequent Loans hereunder shall be used by the Borrower (i) for general corporate purposes, working capital and acquisitions of the Borrower and its wholly-owned Subsidiaries, and
(ii) to finance capital additions to the water utility and other operations of the Borrower and its wholly-owned Subsidiaries.

          SECTION 3.02.  [Deliberately Omitted]

          SECTION 3.03.  Payments.  Borrower authorizes Bank to collect all
                         --------
principal, interest and fees due under this Agreement and the Revolving Note by charging Borrower's demand deposit account number 14595-07503 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

          SECTION 3.04.  Payment on Non-Business Days.  Whenever any payment to
                         ----------------------------
be made hereunder or under the Revolving Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          SECTION 3.05.  Reduced Return.  If the Bank shall have determined that
                         --------------
any applicable law, regulation, rule or regulatory requirement generally applicable to banks located in California and (collectively in this Section 3.05 "Requirement") regarding capital adequacy, or any change therein, or any change
 ------------
in the interpretation or administration thereof by any United States federal or state governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its Commitment and obligations hereunder to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material (which amount shall be determined by the Bank's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within five (5) Business Days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. The Bank does not presently have knowledge of any new Requirement or any pending change in any existing Requirement which would result in such additional amounts being owed.

          SECTION 3.06.  Indemnities.  Whether or not the transactions
                         -----------
contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Bank, and the shareholders, officers, directors, employees and agents of the Bank ("Indemnified Persons"), harmless from and against any and
                     --------------------
all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Indemnified Persons is a party to any litigation), including, without limitation, reasonable attorneys' fees and costs (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff) and costs of investigation, document production, attendance at a deposition, or other discovery, prior to the assumption of defense by the Borrower, with respect to or arising out of any proposed acquisition by the Borrower or any of its Subsidiaries of any Person or any securities (including a self-tender), this Agreement or any use of proceeds hereunder, or any claim, demand, action or cause of action being asserted against the Borrower or any of its Subsidiaries (collectively, the "Indemnified Liabilities"), provided that
                                     ------------------------
the Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnified Persons. If any claim is made, or any action, suit or proceeding is brought, against any Indemnified Person pursuant to this Section, the Indemnified Person shall notify the Borrower within thirty (30) days of the Bank being notified in writing of any such claim or the commencement of such action, suit or proceeding, and the Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by Borrower's insurance carrier, or selected by the Borrower and reasonably satisfactory to the Indemnified Person, and pay the fees and expenses of such counsel. This covenant shall survive termination of this Agreement and payment of the outstanding Revolving Note for a period of six (6) years.

          SECTION 3.07.  Funding Sources.  Nothing in this Agreement shall be
                         ---------------
deemed to obligate the Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                                  ARTICLE IV.

                             CONDITIONS OF LENDING

          SECTION 4.01.  Conditions Precedent to Initial Loan.  The obligation
                         ------------------------------------
of the Bank to make its initial Loan is subject to the conditions precedent that:

          (a) The Bank shall have received on or before the day of the initial Borrowing the following, each dated prior to or as of such day, in form and substance satisfactory to the Bank:

               (i) The Revolving Note issued by the Borrower to the order of the Bank;

               (ii) Copies of the Articles, Certificate of Incorporation, partnership agreement or other organizational document of the Borrower, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

               (iii) Copies of the Bylaws, if any, of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower;

               (iv) Copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, in form and substance satisfactory to the Bank, approving the Loan Documents and the Borrowings hereunder;

               (v) An incumbency certificate executed by the Secretary or an Assistant Secretary of the Borrower or equivalent document, certifying the names and signatures of the officers of the Borrower or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

               (vi) a guaranty executed by Southwest in the form attached hereto as Exhibit C;
          ---------

               (vii)  Executed copies of all Loan Documents;

               (viii) Opinion from Borrower's counsel substantially in the form of Exhibit B hereto;
   ---------

          (b) The Bank shall have completed its due diligence review of the Borrower, and the scope and results thereof shall be satisfactory to Bank in its discretion;

          (c) All information previously furnished by Borrower to Bank shall be true and correct in all material respects;

          (d) All fees required to be paid at closing shall have been paid;

          (e) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Bank and its counsel, and the Bank and such counsel shall have received any and all further information and documents which the Bank or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities; and

          (f) Nothing shall have occurred and the Bank shall not have become aware of any fact or condition not previously known, which the Bank shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Bank, or on the ability of the Borrower to perform its obligations to the Bank or which has, or could reasonably be expected to have, a materially adverse effect on the performance, business, property, assets, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole.

          SECTION 4.02.  Conditions Precedent to Each Borrowing.  The obligation
                         --------------------------------------
of the Bank to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true and the Bank shall have received the notice required by Section 2.01(b), which notice shall be deemed to be a certification by the Borrower that:

          (i) The representations and warranties contained in Section 5.01 are correct on and as of the date of such Borrowing as though made on and as of such date;

          (ii) No event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default;

          (iii) Southwest and its Subsidiaries are in compliance with all financial covenants under the Southwest Loan Documents;

          (iv) Nothing shall have occurred and the Bank shall not have become aware of any fact or condition not previously known, which the Bank shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Bank, or on the ability of the Borrower to perform its obligations to the Bank or which has, or could reasonably be expected to have, a material adverse effect on the performance, business, property, assets, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole; and

          (iv)   All Loan Documents are in full force and effect,

and (b) the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  Representations and Warranties.  The Borrower
                         ------------------------------
represents and warrants as follows:

          (a) Organization.  The Borrower and each of its Subsidiaries is duly
              ------------
organized, validly existing and in good standing under the laws of the state of its incorporation. The Borrower and each of its Subsidiaries is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted.

          (b) Authorization; No Conflict.  The execution, delivery and
              --------------------------
performance by the Borrower of the Loan Documents, and the making of Borrowings hereunder, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's charter, by-laws or other organizational document or (ii) any law or regulation (including, without limitation, Regulations G, T, U and X and regulations of public utility commissions or similar regulatory authorities) binding on or affecting the Borrower or its properties, and will not constitute an event of default under any material agreement to which Borrower is a party or by which its assets or properties may be bound.

          (c) Governmental Consents.  No authorization or approval or other
              ---------------------
action by, and no notice to or filing with, any governmental authority or regulatory body (except routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to the Borrower), which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

          (d) Validity.  The Loan Documents are the binding obligations of the
              --------
Borrower or other executing Person, if any, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

          (e) Financial Condition.  The balance sheets of the Borrower and its
              -------------------
consolidated Subsidiaries as at March 31, 1999,and the related consolidated statements of income and changes in common stockholders' equity of the Borrower and its consolidated Subsidiaries for the fiscal three (3) months then ended, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, consistently applied, and since March 31, 1999 there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          (f) Litigation.  Except as set forth in the Form 10-Q of Southwest
              ----------
dated  March 31, 1999, and on Schedule 5.01(f) hereto, there is no known pending
                              ----------------
or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the consolidated financial condition or operations of the Borrower or which may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

          (g) Employee Benefit Plans.  The Borrower and each of its ERISA
              ----------------------
Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No Termination Event has occurred with respect to any Pension Plan. The excess of the actuarial present value of all benefit liabilities under all Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) over the fair market value of the assets allocable to such benefit liabilities are not greater than five percent (5%) of Consolidated Tangible Net Worth. For purposes of the preceding sentence, the term "benefit liabilities" shall have the meaning specified in Section 4001 of ERISA.

          (h) Disclosure.  No representation or warranty of the Borrower
              ----------
contained in this Agreement or any other document, certificate or written statement furnished to the Bank by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contains any known untrue statement of a material fact or omits to state a known material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Bank for use in connection with the transactions contemplated hereby.

          (i) Environmental Matters.  Except as set forth in Schedule 5.01(i)
              ---------------------                          ----------------
hereto, neither the Borrower nor any Subsidiary, nor any of their respective officers, employees, representatives or agents, nor, to the best of their knowledge, any other person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Borrower or any Subsidiary, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $500,000 for all such violations; and the unresolved violations set forth in said Schedule 5.01(i) will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $500, 000 for all such unresolved violations. Except as set forth in said Schedule, no employee or other person has made a claim or demand against the Borrower or any Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof; and the unsatisfied claims or demands against the Borrower or any Subsidiary set forth in said Schedule 5.01(i) will not result in uninsured liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $250,000 in excess of reserves on the books of the Borrower for all such unsatisfied claims or demands. Except as set forth in said Schedule 5.01(i), neither the Borrower nor any Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water; and the outstanding related charges set forth in said Schedule 5.01(i) will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $500,000 for all such outstanding charges.

          (j) Employee Matters.  There is no known strike or work stoppage in
              ----------------
existence or threatened involving the Borrower or its Subsidiaries that may materially adversely affect the consolidated financial condition or operations of the Borrower or that may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

          (k) Solvency.  Borrower and each of its Subsidiaries is Solvent.
              --------

          (l) Title to Properties.  Borrower and each of its Subsidiaries has
              -------------------
good and marketable title to or interests in all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Bank and such others as are permitted under Section 6.02(h) hereof.

          (m) Tax Returns.  Borrower and each of its Subsidiaries has filed, or
              -----------
caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Bank). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower and each of its Subsidiaries has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or its Subsidiaries and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

          (n) Compliance with Other Agreements and Applicable Laws.  Neither
              ----------------------------------------------------
Borrower nor any of its Subsidiaries is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment (including, but not limited to any such agreement involving the debts or investments of Borrower or liens upon its assets) to which it is a party or by which it or any of its assets are bound and Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.


                                  ARTICLE VI.

                                   COVENANTS

          SECTION 6.01.  Affirmative Covenants.  So long as any Revolving Note
                         ---------------------
shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will, unless the Bank shall otherwise consent in writing:

          (a)  Financial Information.  Furnish to the Bank:
               ---------------------

               (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower's audited consolidated balance sheets of itself and its consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of income and changes in common stockholders' equity (or comparable statement) employed in the business and changes in financial position and cash flow for such year, in each case prepared in accordance with GAAP, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of independent certified public accountants acceptable to the Bank and, if prepared, such accountants' letter to management; and

               (ii)  as soon as available, but in any event within forty-five
          (45) days after the end of each fiscal quarter, the Borrower's unaudited consolidated and consolidating balance sheets of itself and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and changes in common stockholders' equity (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to year end adjustments; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Bank and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein and except for the exclusion of information and footnote disclosures omitted pursuant to the rules and regulations of the S.E.C.); and

               (iii) as soon as available, but in any event within 120 days after the end of each fiscal year of Southwest, (1) a copy of Southwest's annual report to shareholders containing the consolidated balance sheets of itself and its consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of income and changes in common stockholders' equity (or comparable statement) employed in the business and changes in financial position and cash flow for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of independent certified public accountants acceptable to the Bank and, if prepared, such accountants' letter to management, and (2) a copy of Southwest's prepared consolidating financial statements prepared in connection with each of the statements provided in subpart (1) above; and

               (iv) as soon as available, but in any event within forty-five
          (45) days after the end of each fiscal quarter, Southwest's unaudited consolidated and consolidating balance sheets of itself and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and changes in common stockholders' equity (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of Southwest as being fairly stated in all material respects subject to year end adjustments; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Bank and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein and except for the exclusion of information and footnote disclosures omitted pursuant to the rules and regulations of the S.E.C.); and

               (v) as soon as available, copies of all reports which Southwest sends to any of its security holders, and copies of all reports and registration statements which Southwest or any of its Subsidiaries files with the S.E.C. or any national securities exchange; and

               (vi) (a) together with each delivery of financial statements of Borrower, Southwest and their respective Subsidiaries pursuant to subdivision (i) or subdivision (iii) above, a certificate, executed by the Borrower's chairman of the board (if an officer) or its president or one of its vice presidents or by its chief financial officer stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii), and
          (iv) above, a certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6.02 hereof.

          (b)  Notices and Information.  Deliver to the Bank:
               -----------------------

               (i) promptly upon any officer of the Borrower obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of

          Default, (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
          Section 7.01(e), (c) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Borrower or any of its Subsidiaries equal to or greater than $500,000 which is not, except for deductibles and self insurance reserves, fully covered by insurance maintained by Borrower or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $500,000 which is not, except for deductibles and self insurance reserves, fully covered by insurance maintained by Borrower or (d) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

               (ii) promptly upon becoming aware of the occurrence of any (a) Termination Event, or (b) non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code or a transaction prohibited by Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

               (iii) with reasonable promptness copies of (a) all notices received by the Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan and (b) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

               (iv) promptly, and in any event within 30 days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Borrower or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or byproduct thereof, or concerning the filing of a lien upon, against or in connection with the Borrower, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to (S) 9507 of the Internal Revenue Code; and

               (v) promptly, and in any event within 30 days after request, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Bank and is reasonably available to Borrower.

          (c) Corporate Existence, Etc.  At all times preserve and keep in full
              -------------------------
force and effect its and its Subsidiaries' corporate existence and rights, licenses and franchises material to its business and those of each of its Subsidiaries; provided, however, that the corporate existence of any such
              --------  -------
Subsidiary may be terminated if such termination is in the best interest of the Borrower and is not materially disadvantageous to the holder of any Revolving Note.

          (d) Payment of Taxes and Claims.  Pay, and cause each of its
              ---------------------------
Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          (e) Maintenance of Properties; Insurance.  Maintain or cause to be
              ------------------------------------
maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The Borrower will comply with any other insurance requirement set forth in any other Loan Document.

          (f) Inspection.  Permit any authorized representatives designated by
              ----------
the Bank to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested.

          (g) Compliance with Laws Etc.  Exercise, and cause each of its
              -------------------------
Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all rules and regulations of public utility commissions or similar regulatory authorities, and all environmental laws, rules, regulations and orders, noncompliance with which would materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          (h) Hazardous Waste Studies.  Promptly, and in any event within thirty
              -----------------------
(30) days after submission, provide the Bank with copies of all such investigations, studies, samplings and testings as may be requested by any governmental or regulatory authority relative to any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at or affecting any real property or any facility owned, leased or used by the Borrower or any Subsidiary. The foregoing shall not include sampling and testing of water, waste water and effluent conducted by the Subsidiaries of Borrower on periodic bases as a normal part of their water delivery and wastewater treatment businesses.

          (i) Year 2000 Compliance. Perform all acts reasonably necessary to
              --------------------
ensure that Borrower and any business in which Borrower holds a substantial interest, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software,
 -------------------
hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.

          SECTION 6.02.  Negative Covenants.  So long as any Revolving Note
                         ------------------
shall remain unpaid or the Bank shall have any Commitment hereunder, neither Borrower nor Southwest will, without the written consent of the Bank:

          (a) Leverage Ratio.  At any time, permit the ratio of Consolidated
              --------------
Liabilities of Southwest to Consolidated Tangible Net Worth of Southwest to be more than 2.30:1:00

          (b) Consolidated Tangible Net Worth of Borrower.  At any time, permit
              -------------------------------------------
Consolidated Tangible Net Worth of Borrower to be less than $24,500,000.

          (c) Consolidated Tangible Net Worth of Southwest.  At any time, permit
              --------------------------------------------
Consolidated Tangible Net Worth of Southwest to be less than $28,500,000.

          (d) Consolidated Net Profit of Borrower.  At the end of any fiscal
              -----------------------------------
quarter of the Borrower, permit Consolidated Net Profit of Borrower, determined on a four quarter rolling basis, to be less than $1.00.

          (e) Consolidated Net Profit of Southwest of Southwest.  At the end of
              -------------------------------------------------
any fiscal quarter of the Borrower, permit Consolidated Net Profit of Southwest, determined on a four quarter rolling basis, to be less than $1.00.

          (f) EBITDA Coverage Ratio of Southwest.  At the end of any fiscal
              ----------------------------------
quarter of Borrower, permit the EBITDA Coverage Ratio of Southwest, determined on a four quarter rolling basis, to be less than 1.25:1.0.

          (g) Funded Debt of Borrower.  At any time, permit Funded Debt of
              -----------------------
Borrower to exceed Bondable Capacity.

          (h) Liens Etc.  Create or suffer to exist, or permit any of its
              ---------
Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person other than (i) Liens in favor of the Bank; (ii) Liens reflected on the financial statements referred to in Section 5.01(e) hereof and other Liens existing on the date hereof and set forth in Schedule
                                                                    --------
6.02(h) hereto; (iii) purchase money Liens upon or in any equipment acquired or
-------
held by the Borrower or any Subsidiary in the ordinary course of business up to a maximum of $500,000 to secure the purchase price of such equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition of such equipment: (iv) Liens existing on property acquired by the Borrower or any Subsidiary, and all refundings and extensions of any such Liens, and (v) Liens, deposits and/or pledges made to secure the performance of operating leases; provided that the principal amount of Debt secured by any such Lien permitted hereunder shall not exceed an amount equal to
(x) one hundred percent (100%) of the cost of the real property subject to such lien or security interest or (y) one hundred percent (100%) of the cost of the personal property subject to such lien or security interest, and further provided that none of such liens or security interests shall extend to other assets of the Borrower or its Subsidiaries. The Bank acknowledges that the Borrower has an existing first mortgage indenture encumbering substantially all of its assets to secure three series (A, B and C) of first mortgage bonds.

          (i) Debt.  Create, incur, assume or permit to exist, or permit any
              ----
Subsidiary to create, incur, assume or permit to exist, any indebtedness or liabilities resulting from borrowings, loans or advances, whether matured or unmatured, liquidated or unliquidated, joint or several, secured or unsecured, except for (i) Debt incurred pursuant to this Agreement and the other Loan Documents, (ii) Debts, revolving lines of credit and lease obligations of Borrower existing as of, and disclosed to Bank prior to the date of this Agreement (including $4,000,000 of unsecured debt of the Borrower to Mellon),
(iii) secured indebtedness for purchase money financing of equipment which is permitted under Section 6.02(h)(iii) not to exceed an aggregate of $500,000, and
(iv) unsecured funded bank debt not to exceed an aggregate of $8,000,000 at any time (including, without limitation, unsecured funded bank debt incurred pursuant to the Loan Documents and unsecured funded bank debt to Mellon as described in clause (ii) above).

          (j) Consolidation, Merger or Dissolution.  (i) Consolidate with or
              ------------------------------------
merge into any other Person, (ii) wind up, liquidate or dissolve or (iii) agree to do any of the foregoing.

          (k) Loans, Investments, Secondary Liabilities.  Make or permit to
              -----------------------------------------
remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to, or guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, except that the Borrower and its Subsidiaries may:

               (i) own, purchase or acquire certificates of deposit issued by a bank, commercial paper rated Moody's P-1, municipal bonds rated Moody's AA or better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

               (ii) continue to own the existing capital stock of the Borrower's Subsidiaries;

               (iii) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (iv) make or permit to remain outstanding loans or advances to Southwest; provided, however, that any such outstanding loans or
                     --------  -------
          advances by Borrower to Southwest shall be evidenced by negotiable promissory notes, in form and substance satisfactory to Bank, and which notes shall provide for the assignment thereof to the Bank as collateral security for the repayment of the Loans and any other obligations of the Borrower hereunder upon the demand of the Bank; and

               (v) make or permit to remain outstanding loans and advances to any of its officers, shareholders or affiliates or enter into or permit to remain outstanding guarantees in connection with the obligations of its officers, shareholders or affiliates, in an aggregate amount for all such loans, advances and guarantees not exceeding $100,000 in addition to the loans outstanding and reflected on the Borrower's financial statement dated March 31, 1999.

          (l) Asset Sales.  Convey, sell, lease, transfer or otherwise dispose
              -----------
of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its or its Subsidiary's business, property or fixed assets outside the ordinary course of business, whether now owned or hereafter acquired, except that Borrower and its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of business, property or fixed assets for consideration which in the aggregate does not exceed $500,000 per year. The foregoing covenant shall not extend to any property taken by eminent domain by any governmental authority or other person or entity having the power of eminent domain or to any sale in lieu of condemnation to a governmental authority or other person or entity having the power of eminent domain made after threat of condemnation by such governmental authority or other person or entity, or to the pending sale by Borrower of that certain parcel of real estate commonly known as 16340 East Maplegrove Street, La Puente, California, which property was the site of the former headquarters facility of Borrower and Southwest.

          (m) Hostile Tender Offers.  Make any offer to purchase or acquire, or
              ---------------------
consummate a purchase or acquisition of, five percent (5%) or more of the capital stock of any publicly held corporation or other publicly held business entity, unless the board of directors of such corporation or business entity has notified the Borrower that it invites or does not oppose such offer or purchase.

          (n) Distributions.  Upon the occurrence and during the continuance of
              -------------
an Event of Default or Potential Event of Default, authorize, declare or pay, or permit any of its Subsidiaries to authorize, declare or pay, any Distributions.

          (o) Transactions with Affiliates.  Neither Borrower nor any of its
              ----------------------------
Subsidiaries shall enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or its Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or its Subsidiary than Borrower or its Subsidiary would obtain in a comparable arm's length transaction with an unaffiliated person.

          (p) Books and Records.  Borrower will, and will cause each of its
              -----------------
Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of applicable law shall be made of all dealings and transactions in relation to its business and activities.

          (q) Restructure.  Make any change in Borrower's financial restructure,
              -----------
the principal nature of Borrower's business operations (taken as a whole), or the date of its fiscal year.


                                  ARTICLE VII.

                               EVENTS OF DEFAULT

          SECTION 7.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) Borrower shall fail to pay within three (3) days of the date when due, any principal, interest, fees or other amounts payable under any of the Loan Documents; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with the Loan Documents shall prove to have been incorrect in any material respect when made; or

          (c) Borrower shall fail to perform or observe any term, any affirmative or negative covenant, including, but not limited to, those covenants set forth in Sections 6.01 and 6.02 hereof, or any other agreement contained in this Agreement on its part to be performed or observed (other than those referred to in subsections (a) and (b) above); and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence; or

          (d) The Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived within any applicable grace period in such Loan Document or in (c) above; or

          (e) an Event of Default shall occur under the Southwest Loan Documents; or

          (f) (i) The Borrower or any of its Subsidiaries shall (A) fail to pay any principal of, or premium or interest on, any Debt (including, without limitation, Debt owing to Mellon), the aggregate outstanding principal amount of which is at least $100,000 (excluding Debt evidenced by the Revolving Note), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt or material to the performance, business, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument; or

          (g) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days (Bank may, in its discretion, cease making Revolving Loans during the pendency of such action or proceeding); or
(iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof (Bank may, in its discretion, cease making Revolving Loans during the pendency of such action or proceeding); or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) and (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or reserves) equal to or greater than $250,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (i) (i)    The Borrower or any of its ERISA Affiliates fails to make
full payment when due of all material amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, the Borrower or any of its ERISA Affiliates is required to pay as contributions thereto and such development is not remedied or reversed within fifteen (15) days after the Borrower knows of such development;

               (ii) any material accumulated funding deficiency occurs or exists, whether or not waived, with respect-to any Pension Plan and such development is not remedied or reversed within fifteen (15) days after the Borrower knows of such development;

               (iii) the excess of the actuarial present value of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than five percent (5%) of Consolidated Tangible Net Worth and such development is not remedied or reversed within fifteen (15) days after the Borrower knows of such development;

               (iv) the Borrower or any of its ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA:

               (v) (A) Any Pension Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA in a distress termination, or (B) a trustee shall be appointed by an appropriate United States district court in accordance with Section 4042 of ERISA to administer any Pension Plan, or (C) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan in accordance with
Section 4042 of ERISA, or (D) the Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (A)-(D) above or any subsequent date, either the Borrower or its ERISA Affiliates has any material liability (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (A)-(D) above;

               (vi) As used in this subsection 7.01(h) the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the term "benefit liabilities" has the meaning specified in
Section 4001 of ERISA;

          (j) There shall be instituted against the Borrower or any Subsidiary, or against any guarantor, any proceeding for which forfeiture of any property with a value of $250,000 or more is a potential penalty and such proceeding remains undismissed, undischarged or unbonded for a period of thirty (30) days from the date the Borrower knows of such proceeding;

          (k) A Change of Control shall have occurred; or

          (l) The mortgage bonds of the Borrower shall fail to maintain a NAIC rating of 1 or 2.

          Then, (i) upon the occurrence of any Event of Default described in clause 7.01(g) above, the Commitment shall immediately terminate and all Loans hereunder with accrued interest thereon, and all other amounts owing under the Loan Documents shall automatically become due and payable, and (ii) upon the occurrence of any other Event of Default, the Bank may, by notice to the Borrower, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and, by notice to the Borrower, declare the Loans hereunder, with accrued interest thereon, and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including, without limitation, the right to resort to any or all security for any credit accommodation from the Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank in connection with each of the Loan Documents may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding any other provision of this Agreement, including Section 8.02, notices to the Borrower under this Section shall be communicated in writing (including telex or facsimile transmissions).


                                  ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of the Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 8.02.  Notices, Etc.  Except as otherwise set forth in this
                         ------------
Agreement, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed certified mail, return receipt requested or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to the Bank, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective upon personal delivery or upon receipt when sent by facsimile, or on the date of receipt or refusal indicated on the return receipt if sent by certified mail, except that notices and communications to the Bank pursuant to Article II or VII shall not be effective until received by the Bank.

          SECTION 8.03.  Right of Setoff:  Security Interest in Deposit
                         ----------------------------------------------
Accounts.  Upon and only after the occurrence of any Event of Default not cured
--------
within any applicable grace period, the Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Bank to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Bank in its sole discretion may elect. The Borrower hereby grants to the Bank a security interest in all deposits and accounts maintained with the Bank and with any other financial institution. The Bank is authorized to debit any account maintained with it by the Borrower for any amount of principal, interest or fees which are then due and owing to the Bank.

          SECTION 8.04.  No Waiver; Remedies.  No failure on the part of either
                         -------------------
party hereto to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.05.  Costs and Expenses.  Borrower shall pay to Bank
                         ------------------
immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and each other of the Loan Documents, and the preparation of any amendments and waivers hereto and thereto,
(b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or the restructuring of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including, without limitation, any action for declaratory relief.

          SECTION 8.06.  Participations.  The Bank may sell, assign, transfer,
                         --------------
negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, provided that any such sale, assignment, transfer, negotiation or participation shall be in compliance with the applicable federal and state securities laws; and provided further that any assignee or transferee agrees to be bound by the terms and conditions of this Agreement. The Bank may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Borrower or any of its Subsidiaries.

          SECTION 8.07.  Effectiveness: Binding Effect.  This Agreement shall
                         -----------------------------
become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

          SECTION 8.08.  Governing Law.  The validity, interpretation and
                         -------------
enforcement of this Agreement and the other Loan Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

          SECTION 8.09.  Arbitration.
                         -----------

          (a) Arbitration.  Upon the demand of any party, any Dispute shall be
              -----------
resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

          (b) Governing Rules.  Arbitration proceedings shall be administered by
              ---------------
the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in the County of Los Angeles, California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

          (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No
              ----------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

          (d) Arbitrator Qualifications and Powers; Awards.  Arbitrators must be
              --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

          (e) Judicial Review.  Notwithstanding anything herein to the contrary,
              ---------------
in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

          (f) Real Property Collateral; Judicial Reference.  Notwithstanding
              --------------------------------------------
anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

          (g) Miscellaneous.  To the maximum extent practicable, the AAA, the
              -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

          SECTION 8.10.  Waiver of Notices.  Borrower hereby expressly waives
                         -----------------
demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments, included in or evidencing any of the obligations, and any and all other demands and notices of any kind or nature whatsoever with respect to the obligations and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Bank may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 8.11.  Entire Agreement.  This Agreement with Exhibits and
                         ----------------
Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

          SECTION 8.12.  Separability of Provisions.  In case any one or more of
                         --------------------------
the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          SECTION 8.13.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


BANK OF AMERICA                         SUBURBAN WATER SYSTEMS
NATIONAL TRUST AND
SAVINGS ASSOCIATION


By:/s/ PAUL F. SUTHERLEN                By: /s/ DANIEL N. EVANS
  ----------------------                    -------------------
Name:                                   Name:   Daniel N. Evans
Title:   Vice President                 Title:  Vice President - Finance
                                                Chief Financial Officer


                                        By: /s/ STEPHEN J. MUZI
                                            -------------------
                                        Name:  Stephen J. Muzi
                                        Title: Treasurer

Address:                                Address:

Los Angeles Regional Commercial         1211 E. Center Court Drive
Commercial Banking Office               Covina, California 91724-3603
525 South Flower Street                 Attention:      Daniel N. Evans
Mezzanine Level                         Vice President of Finance
Los Angeles, CA 90071                   Chief Financial Officer
Attention: Paul F. Sutherlen
           Title: Vice President        Facsimile:       (626) 915-1558
Facsimile:  (213) 345-6983

                         SCHEDULE 5.01(f) - LITIGATION
                         -----------------------------


None other than as reported on Form 10-Q of Southwest for quarter ended March 31, 1999, and Form 10-K of Southwest for year ended December 31, 1998.

                    SCHEDULE 5.01(i) - ENVIRONMENTAL MATTERS
                    ----------------------------------------


See Form 10-Q of Southwest for quarter ended March 31, 1999, and Form 10-K of Southwest for year ended December 31, 1998.

                            SCHEDULE 6.02(h) - LIENS
                            ------------------------


None except as disclosed in the audited consolidated financial statements of Southwest for the fiscal year ended December 31, 1998.

                                   EXHIBIT A

                                REVOLVING NOTE


$4,000,000                                             Los Angeles, California
                                                       July 30, 1999


     FOR VALUE RECEIVED, the undersigned SUBURBAN WATER SYSTEMS, a California corporation ("Borrower") promises to pay to the order of BANK OF AMERICA, N.A. ("Bank") at its office at 525 South Flower Street, Mezzanine Level, Los Angeles, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Dollars ($4,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used) either (i) at a fluctuating rate per annum equal to the Reference Rate minus one quarter (0.25) of a percentage point in effect from time to time, or (ii) at an optional rate per annum determined by Bank to be one and one-quarter (1.25%) percentage points above Bank's IBOR in effect on the first day of the applicable IBOR Rate Term. When interest is determined in relation to the Reference Rate, each change in the rate of interest hereunder shall become effective on the opening of business on the day specified in the public announcement of a change in Bank's Reference Rate. With respect to each IBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and applicable IBOR Rate Term thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.   DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each:

     1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation, or for amounts bearing interest at an offshore rate, a Business Day is any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation on which Bank is open for business in California and dealing in offshore dollars.

     2. "IBOR Rate Portion" means a portion of the principal amount outstanding under this Note which is bearing interest at a rate related to IBOR. No IBOR Rate Portion shall be less than Two Hundred Fifty Thousand Dollars ($250,000).

     3. "IBOR Rate Term" means a period commencing on a Business Day and continuing for no shorter than one (1) month and no longer than six (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's IBOR; provided however, that no IBOR Rate Term shall extend beyond the scheduled Maturity Date hereof. The last day of the interest period will be determined by Bank using the offshore dollar inter-bank market. If any IBOR Rate Term would end on a day which is not a Business Day, then such IBOR Rate Term shall be extended to the next succeeding Business Day.

     4. "IBOR Rate" means the interest rate determined by the following formula, rounded upward, if necessary, to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by Bank as of the first day of the interest period.)

          IBOR Rate =               IBOR Base Rate
                      --------------------------------------------
                               (1.00 - Reserve Percentage)


          (a) "IBOR Base Rate" means the interest rate at which Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

          (b) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

     5. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above or below the Reference Rate.

B.   INTEREST:

     1.   Payment of Interest.  Interest accrued on this Note shall be payable
          -------------------
on the first day of each month, commencing September 1, 1999.

     2.   Selection of Interest Rate Options.  At any time any portion of this
          ----------------------------------
Note bears interest determined in relation to Bank's IBOR, it may be continued by Borrower at the end of the IBOR Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Reference Rate or in relation to Bank's IBOR for a new IBOR Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Reference Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to Bank's IBOR for a IBOR Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the IBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each IBOR Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the IBOR option is selected, the length of the applicable IBOR Rate Term. Any such notice may be given by telephone so long as, with respect to each IBOR selection, such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the IBOR Rate Term. For each IBOR option requested hereunder, Bank will quote the applicable IBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the IBOR Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a re-determination by Bank of the applicable IBOR Rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a IBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any IBOR Rate Term, Borrower shall be deemed to have made a Reference Rate interest selection for such advance or the principal amount to which such IBOR Rate Term applied.

     3.   Additional IBOR Provisions.
          --------------------------

     (a) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining Bank's IBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, than (i) no new IBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's IBOR, subsequent to the end of the IBOR Rate Term applicable thereto, shall bear interest determined in relation to the Reference Rate.

     (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(i) to make IBOR options available hereunder, or (ii) to maintain interest rates based on Bank's IBOR, then in the former event, any obligation of Bank to make available such unlawful IBOR options shall immediately be cancelled, and in the latter event, any such unlawful IBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Reference Rate; provided however, that if any such Change in Law shall permit any IBOR-based interest rates to remain in effect until the expiration of the IBOR Rate Term applicable thereto, then such permitted IBOR-based interest rates shall continue in effect until the expiration of such IBOR Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any IBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (c) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

     (i) subject Bank to any tax, duty or other charge with respect to any IBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

    (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of advances or loans by, or any other acquisition of funds by any office of Bank; or

   (iii)  impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any IBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such IBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any IBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     4.   Default Interest.  During the continuance of an Event of Default, the
          ----------------
outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

C.   BORROWING AND REPAYMENT:

     1.   Borrowing and Repayment.  Borrower may from time to time during the
          -----------------------
term of this Note borrow, partially or wholly repay its outstanding borrowings, and re-borrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on the "Maturity Date" (as defined in the Credit Agreement).

     2.   Advances.  Advances hereunder, to the total amount of the principal
          --------
sum stated above, may be made by the holder at the oral or written request of
(a) Anton C. Garnier, Peter J. Moerbeek, Thomas C. Tekulve, Michael O. Quinn, Daniel N. Evans or Stephen J. Muzi, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

     3.   Application of Payments.  Each payment made on this Note shall be
          -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof. Unless instructed otherwise by Borrower, all payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Reference Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's IBOR, with such payments applied to the oldest IBOR Rate Term first.

     4.   Prepayment.
          ----------

     (a) Reference Rate.  Borrower may prepay principal on any portion of this
         --------------
Note which bears interest determined in relation to the Reference Rate at any time, in any amount and without penalty.

     (b) IBOR. Each prepayment of an IBOR Rate Portion, whether voluntary, by
         ----
     reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

                    (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

                    (ii) the interest which would have been recoverable by Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by Bank for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

               Bank will have no obligation to accept an election of an IBOR Rate Portion if any of the following described events has occurred and is continuing:

                    (i) Dollar deposits in the principal amount, and for periods equal to the IBOR Rate Term, of an IBOR Rate Portion are not available in the offshore dollar inter-bank market; or

                    (ii) the IBOR Rate does not accurately reflect the cost of an IBOR Rate Portion.

Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Reference Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

     D.   EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 30, 1999, as amended from time to time, including, without limitation, those terms relating to arbitration of Disputes (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

     E.   MISCELLANEOUS:

     1.   Remedies.  Upon the occurrence of any Event of Default, the holder of
          --------
this Note, at the holder's option, without notice upon the occurrence of an Event of Default pursuant to Section 7.01(g) of the Credit Agreement, and with notice upon the occurrence of any other Event of Default, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

     2.   Obligations Joint and Several.  Should more than one person or entity
          -----------------------------
sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     3.   Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     4.   Defined Terms.  All capitalized terms not herein defined shall have
          -------------
the meanings given to them in the Credit Agreement.

                                    "Borrower"

                                    SUBURBAN WATER SYSTEMS,
                                    a California corporation


                                    By:/s/DANIEL N. EVANS
                                      -------------------
                                         Daniel N. Evans
                                         Vice President - Finance
                                         Chief Financial Officer


                                    By:/s/STEPHEN J. MUZI
                                      -------------------
                                         Stephen J. Muzi
                                         Treasurer